As filed with the Securities and Exchange Commission on
                        REGISTRATION NO. 333-110052

            U.S. SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                           FORM SB-2/A
    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                NORTHWEST PASSAGE VENTURES LTD.
         (Name of Small Business Issuer in its Charter)

     Nevada                        ---------------             20-0177856
(State or Other Jurisdiction of (Primary Standard Industrial (I.R.S. Employer
Incorporation or Organization)   Classification Code Number) Identification No.)

  509-207 West Hastings Street, Vancouver, BC, V6B 1H7, Canada
                        (604) 687-3113
(Address and Telephone Number of Registrant's Principal Place of Business)

                Corporate Creations Network Inc.
8275 South Eastern Avenue, Suite 200-47, Las Vegas. Nevada 89123
                         (800) 672-9110
   (Name, Address and Telephone Number of Agent for Service)

                           Copies to:
                     Kenneth H. Finkelstein
                        Attorney At Law
          2200 - 1420 Fifth Avenue, Seattle, WA 98101
                         (206) 310-1344

Approximate Date of Proposed Sale to the Public: As soon as practicable from time to time after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                CALCULATION OF REGISTRATION FEE


Title of                       Proposed        Proposed
each Class of   Number of      Maximum         Maximum           Amount of
Securities to   Shares to      Offering Price  Aggregate         Registration
be Registered   be Registered  Per Share       Offering Price(1) Fee (1)


Common Stock    2,000,000      $0.10           $200,000          $16.18


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a) may determine.

                NORTHWEST PASSAGE VENTURES LTD.
              No Minimum / 2,000,000 Common Shares
                Offering Price: $0.10 per Share

     Northwest Passage Ventures Ltd., offers for sale on a self underwritten, best efforts, no minimum, 2,000,000 common shares maximum at a price of $0.10 per share. There is no minimum number of common shares that we have to sell. Proceeds from the sale of common shares will be not be placed in an escrow account. Rather, proceeds will be held in our account. All funds received from the offering may be used immediately by us and there may not be any refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days in our sole discretion. This offering will end no later than 180 days from the date of this prospectus and may be terminated sooner in our sole discretion.

Investing in our securities involves some risk (see "RISK FACTORS", PAGE 6). The securities offered herein should not be purchased by any investor who cannot afford to sustain the complete loss of their investment.

Neither the Securities & Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a CRIMINAL OFFENSE.

This is our initial public offering. No public market currently exists for our shares.

The common shares will be offered and sold by one of our officers, Mr. Axel G. Roehlig, without any discounts or other commissions. An indeterminate number of shares may be sold through broker/dealers who are members of the National Association of Securities Dealers and who will be paid a maximum 10% commission on the sales they make. We currently have no agreements, arrangements, or understandings with any broker/dealers to sell our shares.

               Price to       Underwriting Discounts   Proceeds to
               Public         and Commissions  (1)     Company (1) (2)
Per Share      $0.10               $0.01               $0.09
Total Minimum  $0.00               $0.00               $0.00
Total Maximum  $200,000            $20,000             $180,000

 (1) Represents the maximum underwriting discounts and commissions we will pay if broker/dealers are used to sell the shares. We plan to have one of our officers offer and sell the shares. They will not receive any discounts or commissions. We do not have any agreements or understandings with any broker/dealers although we may, at our discretion, retain such to assist in the offer and sale of shares. In such event, we will update this prospectus accordingly.

 (2) Proceeds to us are shown before deducting offering expenses payable by us estimated at $25,000, including legal and accounting fees and printing costs.

        The date of this Prospectus is February 27, 2004.

                    TABLE OF CONTENTS

                                                       Page

Summary  .........................................................  5
Risk Factors  ....................................................  6
Use of Proceeds  ................................................. 11
Determination of Offering Price  ................................. 13
Dilution  ........................................................ 13
Selling Shareholders  ............................................ 15
Plan of Distribution ............................................. 15
Legal Proceedings  ............................................... 16
Directors, Executive Officer, Promoters and Control Persons ...... 16
Security Ownership of Certain Beneficial Owners and Management ... 18
Description of Securities  ....................................... 19
Interest of Named Experts and Counsel  ........................... 19
Disclosure of Commission  Position of Indemnification for
   Securities Act Liabilities  ................................... 20
Organization Within Last Five Years .............................. 20
Description of Business .......................................... 20
Plan of Operations ............................................... 24
Description of Property .......................................... 26
Certain Relationships and Related Transactions ................... 26
Market for Common Equity and Related Stockholder Matters ......... 26
Executive Compensation ........................................... 27
Financial Statements  ............................................ 27



NOTE:    Until 90 days from the effective date, or such shorter period as the Securities & Exchange Commission may specify, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                       PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety and particularly the information set forth in "RISK FACTORS" on page 6.

                          The Company

     Our principal executive office is located at 509-207 West Hastings Street, Vancouver, BC, V6B 1H7, Canada, telephone (604) 687-3113. Our website is located at 'http://www.nwpassageventures.com'. We intend to establish a marine adventure tourism business providing luxury charter boating excursions throughout the Pacific Northwest, primarily in and around Vancouver and the Gulf Islands, British Columbia, Canada. Specifically, our business will provide the following services.

-     Customized luxury boating charter services; and
-     On board food and beverage catered from local restaurants.

     Our website is not active as of the date of this filing.
However, our website is currently under construction and we anticipate completion of our website within 30 days of the date of this prospectus, being February 27, 2004. We are a Development Stage Company that, as of the date of this prospectus, has not engaged in any business operations and has not generated any revenues from our intended operations (see page 20, Description of Business). Despite the fact that we have not yet commenced operations nor generated any revenues, we do not intend to act as a blank-check company nor enter into a business combination for the next twelve months.

                          The Offering

Securities Offered:           Maximum 2,000,000 shares of common stock,
                              par value $0.0001
Offering price:               $0.10 per share
Offering period:              The shares are being offered for a period not to
                              exceed 90 days, unless extended by our board of
                              directors for an additional 90 days.
Net proceeds to our company:  Approximately $180,000
Use of proceeds:              Payment of offering expenses, marketing our
                              services, developing our website, and providing
                              working capital. The proceeds raised in this
                              offering will not be used to pay any salaries
                              of our officers nor directors.
Number of shares outstanding
  before the offering:        4,000,000
Number of shares outstanding
  after the offering:         6,000,000

Summary of Selected           We are a Development Stage Company. From the date
Financial Data                of our inception on August 22, 2003, to January
                              31, 2004, we have not generated any revenues nor earnings from operations.

                              As of January 31, 2004, our financial data is as follows:

                              Total Assets:                      $  333
                              Total Liabilities:                 $  958
                              Net Loss:                          $1,025
                              Shareholder Equity:                $ (625)
                              Net Tangible Book Value:           $ (625)
                              Net Tangible Book Value per Share: $    0

                          RISK FACTORS

     AN INVESTMENT IN THE SHARES OFFERED BY OUR COMPANY INVOLVES
A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO ALL OTHER INFORMATION SET FORTH IN THIS PROSPECTUS,INCLUDING THE FINANCIAL STATEMENTS AND NOTES THERETO, BEFORE MAKING AN INVESTMENT IN NORTHWEST PASSAGE VENTURES LTD.

1. We have no operating history. We expect to incur losses for the forseeable future. We will go out of business if we fail to generate sufficient revenue.

     We do not have any operating history. We were founded on August 22, 2003, and from the date of inception to January 31, 2004, we had a net loss of $1,025. We expect to incur additional losses for the foreseeable future and will go out of business if we fail to generate sufficient revenue. Additional losses will result from costs and expenses related to:

     Implementing our business model;
     Developing and marketing our services;
     Developing and maintaining our website;
     Securing and maintaining clientele; and
     Developing strategic relationships.

     In addition to the above, you should consider our prospects in light of the risks and difficulties often encountered by early development stage companies, such as: an unpredictable business environment; the difficulty of managing growth; and the effectiveness of our business model. If we do not effectively manage these risks, we will go out of business. To address these risks, we must, among other things:

     Create a customer base;
     Develop a referral network;
     Implement our business and marketing strategy; and Provide superior customer service;

2. We will not have sufficient funds to begin operations if we do not raise any funds or raise only nominal funds. If this were to happen, you may suffer a loss equal to the amount of your investment.

     It is possible that we will not raise any funds or that we will raise only nominal funds since there is no minimum number of shares that must be sold in this offering. If this were to happen, we would not have sufficient funds to begin operations and would need to seek additional funding in order to commence operations. In this situation, you may suffer a loss equal to the amount of your investment.

     Based on our current operating plan, if the maximum number of shares are sold then we should have sufficient funds to satisfy our anticipated need for working capital and capital expenditures for the next ten to twelve months. Following this period of time, we may need additional capital. Note, however, that we may need to raise additional funds before expiration of the ten to twelve month period for the purpose of:

     Funding expansion;
     Developing enhanced services; and
     Responding to competitive pressures.

3. Investors in this offering may suffer substantial dilution or a loss of seniority in preferences and privileges if we need to seek additional funding, which is likely given our limited capitalization even after this offering.

     If we need to raise additional capital for the purpose of implementing or continuing operations, then we would likely have to issue additional equity or convertible debt securities. The result being that investors in this offering may suffer substantial dilution of their ownership percentage. In addition, any new securities could have rights, preferences, and/or privileges senior to those of our common stock. Common stock will be issued to investors in this offering.

     Currently, we do not have any commitments for additional financing.
If additional financing were required, we cannot be certain that it would be available when and to the extent needed. As well, even if financing were available, we cannot be certain that it would available on acceptable terms. If sufficient funds are not available on acceptable terms, then we may not be able to fund our operations nor respond to competitive pressures.

4. Our business may fail if our charter boating services are not sought via the Internet.

     Our business may fail if charter boating services are not sought via the Internet. The use of the Internet as a place where charter boating services are sought is not certain. We expect that a substantial percentage of our customer base will be individuals who are not resident in British Columbia. In other words, we anticipate that many of our customers will be tourists. We believe that the Internet may serve as one of the most effective means of marketing our services to tourists. However, if individuals are not willing, or are not able, to use the Internet to seek charter boating services, then we anticipate that fewer individuals will locate our business and seek our services. As a consequence of attracting fewer customers, we may not generate sufficient income to allow us to remain in business and our business may fail.

5. Extended adverse weather conditions would negatively affect our ability to generate revenue.

     If weather conditions do not permit us to operate charters for an extended period of time, then we would not be able to provide any services and, consequently, would not generate any revenue. Our business will be dependent on weather conditions which cannot be accurately predicted nor controlled. If we experience extended periods of heavy rain, strong winds and/or other weather conditions that impede our operations, then we will not be able to attract customers nor operate charters. If this were to happen, then we would not generate any revenue for an indefinite period of time and our business could fail.

6. Our operating results may be adversely affected by a rise in fuel costs and/or a decrease in tourism.

     In the event that fuel costs rise beyond their current price, we may have to increase our prices charged to customers. Any such price increase may discourage potential customers from using our services thus causing a decrease in revenue. As well, a decrease in the number of tourists to the Vancouver region may result in a decrease in the number of customers that utilize our services with the result being a reduction in our revenue.

7. Our officers and directors currently own 100% of our outstanding shares of common stock. Following completion of this offering, control of the company will remain with Messrs. Axel G. Roehlig and Arndt O. Roehlig.
     Such concentrated control of the company may adversely effect the price of our common stock. As well, our officers and directors will be able to elect all of our directors, control our operations, and inhibit your ability to cause a change in the course of the companys operations.

     Our officers and directors, taken as a group, beneficially own 100 % of our outstanding common stock. Such concentrated control of the Company may adversely effect the price of our common stock. Even if we sell all 2,000,000 shares of common stock in this offering, Messrs. Axel G. Roehlig and Arndt O. Roehlig will continue to own at least 4,000,000 shares and will control the Company. Consequently, following completion of this offering, regardless of the number of shares that we sell, Messrs. Axel G. Roehlig and Arndt O. Roehlig will be able to elect all of our directors, control our operations, and inhibit your ability to cause a change in the course of the Companys operations. Our officers and directors may be able to exert significant influence, or even control, over matters requiring approval by our security holders, including the election of directors. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder approval.

     Our articles of incorporation do not provide for cumulative voting. Cumulative voting is a process that allows a shareholder to multiply the number of shares owned by the number of directors to be elected.
The resulting number equals the total votes that a shareholder may cast for all of the directors. Those votes may be allocated in any manner to the directors being elected. In certain circumstances, cumulative voting may allow a minority group of shareholders to elect at least one director to the board.

8. Sales of common stock by Messrs. Axel G. Roehlig and Arndt O. Roehlig may cause the market price for the common stock to decrease.

     A total of 4,000,000 shares of common stock were issued to Messrs. Axel G. Roehlig and Arndt O. Roehlig in consideration for cash payment. They are likely to sell a portion of their common stock if the market price increases above $0.10. If they do sell their common stock into the market, these sales may cause the market price of the common stock to decrease. However, all of the shares of common stock issued to Messrs. Axel G. Roehlig and Arndt O. Roehlig are 'restricted' securities as defined by Rule 144 of the Securities Act. This means that the common stock is eligible for sale subject to volume limitations, timing and manner of sale restrictions, and filing of notice requirements.

9. You will be providing substantially all of the cash for our operations. If we cease operations for any reason, you may lose your investment while Messrs. Axel G. Roehlig and Arndt O. Roehlig may lose approximately $1,358.

     Messrs. Axel G. Roehlig and Arndt O. Roehlig, our only shareholders, will receive a substantial benefit from your investment. Messrs. Axel G. Roehlig and Arndt O. Roehlig, together, have invested a total of $400 in our Company. As well, since inception, Mr. Axel G. Roehlig has incurred liabilities of $958 on behalf of the Company. This sum of $958 is a non-interest bearing demand loan by Mr. Axel G. Roehlig to the Company. As of the date hereof, there has not been any repayment of this loan. There are not any documents setting forth the terms of the loan and the loan is not due on any specific date. You will be providing substantially all of the cash for our operations. As a result, if we cease operations for any reason, you may lose your investment while
Messrs. Axel G. Roehlig and Arndt O. Roehlig may lose approximately
$1,358.

10. The limited market for our shares will make our price more volatile. As well, our stock is held by a small number of investors thus reducing the liquidity of our stock and the likelihood that any active trading market will develop.

     The market for our common stock is limited and we cannot assure you that a larger market will ever be developed or maintained. Currently, our stock is not listed on any established trading system. The fact that most of our stock is held by a small number of investors further reduces the liquidity of our stock and the likelihood that any active trading market will develop. The market for our common stock is likely to be volatile and many factors may affect the market. These include, for example:

     Our success, or lack of success, in marketing our services and developing our customer base;
     Competition;
     Government regulations; and
     Fluctuations in operating results.

     The stock markets generally have experienced, and will likely continue to experience, extreme price and volume fluctuations which have affected the market price of the shares of many small capital companies. These fluctuations have often been unrelated to the operating results of such companies. Such broad market fluctuations, as well as general economic and political conditions, may decrease the market price of our common stock in any market that develops.

11. Legal service against the companys officers/directors may be difficult. If legal service cannot be effected, then that officer/director cannot be made party to a lawsuit.

     We are incorporated in the State of Nevada and maintain a registered office in Las Vegas, Nevada. This registered office is authorized to accept service of all legal process upon the Company. Currently, Mr. Axel
G. Roehlig, our director, president, and chief financial officer, and Mr. Arndt O. Roehlig, our director, secretary, and treasurer, are both residents of Canada. Though it is possible, it may be difficult for a resident of a country other than Canada to serve either Mr. Axel G. Roehlig or Mr. Arndt O. Roehlig with legal process or other documentation. If legal service cannot be effected as against either Mr. Axel G. Roehlig or Mr. Arndt O. Roehlig, then they cannot be made a party to a lawsuit.

12. Our auditors have expressed their opinion that our net losses and deficits raise substantial doubt about our ability to continue as a going concern.

     Following review of our financial statements, our auditors included a paragraph in their opinion indicating that our net losses and deficits raise substantial doubt about our ability to continue as a going concern. The Company acknowledges this opinion and the fact that, as of the date of this offering, we do not have sufficient working capital necessary to be successful and to service our debt. Consequently, substantial doubt is raised concerning our ability to continue as a going concern. Company management acknowledges that continuation of the Company as a going concern is dependent upon obtaining additional working capital.

13. We have no employees and are largely dependent upon our officers to develop our business. If we lose either of our officers or if our officers do not adequately develop our business, then we will go out of business.

     At the outset, our success will depend entirely on the ability of Messrs. A.G. Roehlig and A.O. Roehlig. We do not carry a "key person" life insurance policy on either Messrs. A.G. Roehlig and A.O. Roehlig.
The loss of either Messrs. A.G. Roehlig or A.O. Roehlig could devastate our business. Neither of our officers/directors has significant experience in the area of information technology or marketing. We currently have no employees. We rely significantly upon our officers/directors to meet our needs. Both Mr. Axel G. Roehlig, our president and chief financial officer, and Mr. Arndt O. Roehlig, our secretary and treasurer, maintain outside employment which limits the amount of time they may devote to company matters. Both Messrs. Axel G. Roehlig and Arndt O. Roehlig will be responsible for all business matters of the company. We will rely upon the expertise of outside consultants to assist us with website and information technology issues and may have to rely upon the expertise of outside consultants to assist us with marketing techniques.

                   FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. When used in this prospectus, the words "expects," "anticipates," "estimates," "intends" and similar expressions are intended to identify forward looking statements. These statements include, but are not limited to, statements under the captions, "Risk Factors," "Use of Proceeds, " "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Business" and elsewhere in this prospectus.

     These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus.

                        USE OF PROCEEDS

     This offering is being made on a best efforts - no minimum basis. Since this is a no minimum offering, there is no assurance that we will raise any proceeds. The following table sets forth management's current estimate of the allocation of net proceeds expected to be received from this offering. Actual expenditures may vary from these estimates. Pending such uses, we will invest the net proceeds in investment-grade, short-term, interest bearing securities.

                       If Maximum
                       2,000,000     If 1,500,000   If 1,000,000  If 500,000
                       Shares        Shares         Shares        Shares
                       sold(1)       sold(2)        sold(3)       sold(4)

Total Proceeds:        $200,000     $150,000      $100,000         $50,000

 Less:
  Commission(5)          20,000      15,000        10,000            5,000
  Offering Expenses(6)   25,000      25,000        25,000           25,000
  Filing Fees
  Debt Payments(7)          958         958           958              958

Net Proceeds from      $154,042     109,042        64,042           19,042
 Offering Available:

Use of Net Proceeds:(8)
  Equipment               2,000       2,000         2,000            2,000
  Marketing              50,000      40,000        25,000            8,000
  Website Development(9) 12,000      12,000         8,000            2,000
  Working Capital(10)    90,042      55,042        29,042            7,042

Total Use of Net
  Proceeds:            $154,042     109,042        64,042           19,042

(1) Assuming that the maximum of 2,000,000 shares are sold, we anticipate that the resulting net proceeds may satisfy our funding requirements for approximately 10 to 12 months. This statement is based on a comparative review of the net proceeds as against our projected costs for those items listed under 'Use of Net Proceeds', above, i.e., Equipment, Marketing, Website Development, and Working Capital (see page 24, Plan of Operations, for additional details). We cannot guarantee that our cash requirements will be satisfied during this time period. Should our cash requirements exceed our net proceeds during the subject time period, then we will have to raise additional funds in order to continue our business. Thus, it is possible that we will need to raise additional funds during the next twelve months otherwise our business may fail.

(2) Assuming that 1,500,000 shares are sold, we anticipate that the resulting net proceeds may satisfy our funding requirements for approximately 8 to 10 months. This statement is based on a comparative review of the net proceeds as against our projected costs for those items listed under 'Use of Net Proceeds', above, i.e., Equipment, Marketing, Website Development, and Working Capital (see page 24, Plan of Operations,for additional details). We cannot guarantee that our cash requirements will be satisfied during this time period. Should our cash requirements exceed our net proceeds during the subject time period, then we will have to raise additional funds in order to continue our business. Thus, it is possible that we will need to raise additional funds during the next twelve months otherwise our business may fail.

(3) Assuming that 1,000,000 shares are sold, we anticipate that the resulting net proceeds may satisfy our funding requirements for approximately 6 to 8 months. This statement is based on a comparative review of the net proceeds as against our projected costs for those items listed under 'Use of Net Proceeds', above, i.e., Equipment, Marketing, Website Development, and Working Capital (see page 24, Plan of Operations, for additional details). We cannot guarantee that our cash requirements will be satisfied during this time period. Should our cash requirements exceed our net proceeds during the subject time period, then we will have to raise additional funds in order to continue our business. Thus, it is possible that we will need to raise additional funds during the next twelve months otherwise our business may fail.

(4) Assuming that 500,000 shares are sold, we anticipate that the resulting net proceeds may satisfy our funding requirements for approximately 4 to 6 months. This statement is based on a comparative review of the net proceeds as against our projected costs for those items listed under 'Use of Net Proceeds', above, i.e.,Equipment, Marketing, Website Development, and Working Capital (see page 24, Plan of Operations, for additional details). We cannot guarantee that our cash requirements will be satisfied during this time period. Should our cash requirements exceed our net proceeds during the subject time period, then we will have to raise additional funds in order to continue our business. Thus, it is possible that we will need to raise additional funds during the next twelve months otherwise our business may fail.

(5) We plan to have Mr. Axel G. Roehlig, our director, president and chief financial officer, sell shares in our Company. Mr. Axel G. Roehlig will not receive any commissions or discounts. We do not have any agreements, arrangements or understandings with any broker/dealers to offer or sell our shares, although we may, at our discretion, retain such to assist in the offer and sale of our shares. This represents the maximum underwriting discounts and commissions we will pay if broker/dealers are used to sell the shares.

(6) Legal expenses of $15,000 are one component of our Offering Expenses. For the purpose of this section, 'Use of Proceeds', we have included the legal expenses within Offering Expenses.

(7) Our balance sheet shows accounts payable of $958. This sum refers to debts owing to Mr. Axel G. Roehlig for expenses that he paid on behalf of the Company including company registration, incorporation, Nevada State filing fees, and purchase of the Company's domain name. There are not any documents setting forth the terms of the loan and the loan is not due on any specific date. The Company will make use of the offering proceeds to pay this debt owing to Mr. Axel G. Roehlig.

(8) With reference to footnote 7, hereabove, prior to making use of any of the offering proceeds, the Company may first pay $958 owing to Mr. Axel G.
Roehlig in respect of debt payments.

(9) We expect that website development costs will be comprised of a set up fee of approximately $11,100 and, thereafter, monthly maintenance costs of approximately $75.

(10) A substantial part of the proceeds are allocated to 'marketing' and 'working capital'. We expect that the working capital portion of the proceeds will be used to pay expenses such as employee wages, leasing of vessel, vessel maintenance costs, administration costs, and other office expenses (see page 24, Plan of Operations, for additional details). Because we will be a service oriented business, the success of which is dependent on attracting consumers of our service, a substantial portion of proceeds are allocated to marketing. The principal reasons for this offering are (a) to raise sufficient funds that will enable us to commence business operations; and (b) to pay for our start up expenses. None of the working capital nor any other proceeds raised from this offering will be used to pay a salary to either Mr. Axel G. Roehlig nor to Mr. Arndt O. Roehlig.

                DETERMINATION OF OFFERING PRICE

     As no underwriter has been retained to offer our securities, the offering price of our shares was not determined by negotiation with an underwriter as is customary in underwritten public offerings. Rather, we arbitrarily selected the offering price. There is no relationship between the offering price of the shares and our assets, earnings, book value, net worth or other economic or recognized criteria or future value of our shares.

                            DILUTION

     Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares that you purchase is also a result of the lower book value of the shares held by our existing shareholders.

     As of the date of this offering, we had 4,000,000 common shares issued and outstanding and a net tangible book value of $(625) or $0.00 per share. These 4,000,000 shares are owned equally by our two directors/officers. The price paid for each of these 4,000,000 shares was $.0001 cents per share. For comparison sake, the price per share to be paid by investors pursuant to this offering will be $.10 cents per share.

     The proceeds from the sale of shares will vary depending on the total number of shares sold.

     Upon completion of this offering, if all 2,000,000 shares
(or 100%) offered hereunder are sold, there would be a total of 6,000,000 common shares issued and outstanding. If the maximum
2,000,000 shares are sold, then the net proceeds after deducting offering expenses of $45,000 will be $155,000. The net offering proceeds taken together with the net tangible book value would amount to a total net tangible book value of $154,375. Our net tangible book value divided by the number of shares outstanding results in a per share book value of $0.03. Thus, shareholders who purchase shares in this offering will incur an immediate dilution in book value of their shares of $.07 or approximately 70% and our existing shareholders would receive an increase in book value of approximately $0.03 per share without any additional investment on their part.

     Upon completion of this offering, if 1,500,000 shares (or 75%) offered hereunder are sold, there would be a total of 5,500,000 common shares issued and outstanding. If 1,500,000 shares are sold, then the net proceeds after deducting offering expenses of $40,000 will be $110,000. The net offering proceeds taken together with the net tangible book value would amount to a total net tangible book value of $109,375. Our net tangible book value divided by the number of shares outstanding results in a per share book value of $0.02. Thus, shareholders who purchase shares in this offering will incur an immediate dilution in book value of their shares of $.08 or approximately 80% and our existing shareholders would receive an increase in book value of approximately $0.02 per share without any additional investment on their part.

     Upon completion of this offering, if 1,000,000 shares (or 50%) offered hereunder are sold, there would be a total of 5,000,000 common shares issued and outstanding. If 1,000,000 shares are sold, then the net proceeds after deducting offering expenses of $35,000 will be $65,000. The net offering proceeds taken together with the net tangible book value would amount to a total net tangible book value of $64,375. Our net tangible book value divided by the number of shares outstanding results in a per share book value of $0.01. Thus, shareholders who purchase shares in this offering will incur an immediate dilution in book value of their shares of $.09 or approximately 90% and our existing shareholders would receive an increase in book value of approximately $0.01 per share without any additional investment on their part.

     Upon completion of this offering, if 500,000 shares (or 25%) offered hereunder are sold, there would be a total of 4,500,000 common shares issued and outstanding. If 500,000 shares are sold, then the net proceeds after deducting offering expenses of $30,000 will be $15,000. The net offering proceeds taken together with the net tangible book value would amount to a total net tangible book value of $14,375. Our net tangible book value divided by the number of shares outstanding results in a per share book value of $0.003. Thus, shareholders who purchase shares in this offering will incur an immediate dilution in book value of their shares of $.097 or approximately 97% and our existing shareholders would receive an increase in book value of approximately $0.003 per share without any additional investment on their part.

      The following information compares the differences of your investment in our shares with the investment of our existing shareholders:

Existing Shareholders
Price per share     .........................................    $ 0.0001
Net tangible book value per share before offering ............   $  (625)
Net tangible book value per share after offering ..............  $ 154,375
Increase to current shareholders in net tangible book
 value per share after offering .............................    $   0.03
Capital Contributions .......................................... $    400
Number of shares outstanding before the offering ...............  4,000,000
Number of shares outstanding after the offering
 held by existing shareholders .................................. 4,000,000
Percentage of ownership after the offering ......................    66.67%

Purchasers of Shares in this Offering if all Shares sold
Price per share     .........................................    $    0.10
Dilution per share ..........................................    $    0.07
Capital contributions .......................................    $ 200,000
Number of shares after offering held
 by public investors ........................................    2,000,000
Percentage of ownership after the offering ..................       33.33%

Purchasers of Shares in this Offering if 75% of Shares sold
Price per share     .........................................    $    0.10
Dilution per share ..........................................    $    0.08
Capital contributions ......................................     $  150,000
Number of shares after offering held
 by public investors .........................................    1,500,000
Percentage of ownership after the offering ...................       27.54%

Purchasers of Shares in this Offering 50% of Shares sold
Price per share     .........................................    $    0.10
Dilution per share ..........................................    $    0.09
Capital contributions ......................................     $ 100,000
Number of shares after offering held
 by public investors ........................................    1,000,000
Percentage of ownership after the offering ..................       20.00%

Purchasers of Shares in this Offering if 25% of Shares sold
Price per share     .........................................    $   0.10
Dilution per share ..........................................    $   0.097
Capital contributions ......................................     $ 50,000
Number of shares after offering held
 by public investors ........................................     500,000
Percentage of ownership after the offering ..................       11.11%

                    SELLING SECURITY HOLDERS

     None of our existing shareholders is selling securities pursuant to this registration statement.

                      PLAN OF DISTRIBUTION

     Currently, we plan to sell the shares in this offering through Mr. Axel G. Roehlig, our director, president, and chief financial officer. Mr. Axel G. Roehlig will not receive any commission from the sale of any shares. Mr. Axel G. Roehlig will not register as a broker/dealer under
Section 15 of the Securities Exchange Act of 1934 (the "Act") in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. These conditions are as follows:

     The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

     The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

     The person is not, at the time of their participation, an associated person of a broker-dealer; and

     The person meets the conditions of paragraph (a)(4)(ii) of Rule
3a4-1 of the Act in that he (a) primarily performs, or is intended to primarily perform at the end of the offering, substantial duties for or on behalf of the Issuer other than in connection with transactions in securities; and (b) is not a broker-dealer, or an associated person of a broker-dealer, within the preceding twelve (12) months; and (c) does not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on paragraphs (a)(4)(i) or (a) (4) (iii) of the Act.

     Mr. Axel G. Roehlig is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer.
Mr. Axel G. Roehlig is and will continue to be one of our officers and directors at the end of the offering and, during the last twelve months, he has not been and is not currently a broker-dealer nor associated with a broker-dealer. Mr. Axel G. Roehlig has not, during the last twelve months, and will not, during the next twelve months, offer or sell securities for another corporation other than in reliance on paragraphs (a)(4)(i) or (a) (4) (iii) of the Act.

     In the past, we have received unsolicited indications of interest in Northwest Passage Ventures Ltd. from individuals familiar with us. Mr. Axel G. Roehlig will arrange for delivery of a prospectus to these individuals and to others whom he believes may be interested in purchasing all or a part of this offering.

                       LEGAL PROCEEDINGS

     To our knowledge, neither us, nor any of our officers or directors is a party to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation. There are no judgments against us or our officers or directors. None of our officers or directors has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND
                        CONTROL PERSONS

     The following sets forth our directors, executive officers, promoters and control persons, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until their successor is duly elected by the shareholders. Officers and other employees serve at the will of the Board of Directors.

Name                Age    Term Served as    Position with the Company
                           Director/Officer

Axel G. Roehlig(1)  37     August, 2003      President/Chief Financial
                                             Officer/Director

Arndt O. Roehlig(1) 35     August, 2003      Secretary/Treasurer/
                                             Director

     (1)  Axel G. Roehlig and Arndt O. Roehlig are brothers of each other.

     The above individuals will serve as officers and directors. A brief description of their background and business experience follows:

     Axel G. Roehlig. From 1998 through May, 2001, Mr. Axel G. Roehlig was responsible for investor relations matters and corporate administration affairs at Destiny Media Technologies, a public company listed on the Over The Counter Bulletin Board whose business included research, development, and sales of internet based technologies such as online streaming of music and video. Mr. Axel G. Roehlig does not maintain any ownership position in Destiny Media Technologies. From October, 2001, to the date of this filing, Mr. Axel G. Roehlig has held the position of vice-president of corporate development and has been responsible for investor relations matters and corporate administration affairs for Trivello Ventures Inc. (previously known as Solaia Ventures Inc.), a public company listed on the Canadian Venture Exchange whose primary business is oil and gas exploration. Trivello Ventures Inc. was previously named Solaia Ventures Inc. A name change from Solaia Ventures Inc. to Trivello Ventures Inc. was effected on January 22, 2003. Mr. Axel G. Roehlig owns 335,000 common shares and 320,000 warrants of Trivello Ventures Inc. He has been a director, since February, 2002, and the president, since March, 2002, of RET Internet Services Inc., a public company listed on the Canadian Venture Exchange whose primary business is an internet based real estate directory. Mr. Axel G. Roehlig owns 220,000 common shares of RET Internet Services Inc. None of the companies in which Mr. Axel G. Roehlig has been involved are, or were considered to be, blank check companies, as this term is defined by Rule 419 of Regulation C, Securities Act of 1933. Axel G. Roehlig has operated recreational boats for more than fifteen years in the Vancouver region. He currently devotes approximately 10 hours per week to Northwest Passage Ventures Ltd. and will devote additional time as required.

     Arndt O. Roehlig. From 1994 through 1999, Mr. Arndt O. Roehlig worked as an independent builder specializing in major home renovations and building new homes. From March, 2000, to September, 2001, he served as the president and a director of Consolidated Excellerated Resources Inc., a public company listed on the Canadian Venture Exchange whose primary business is mineral exploration. Mr. Arndt O. Roehlig does not maintain any ownership position in Consolidated Excellerated Resources Inc. Mr. Arndt O. Roehlig has been a director, since April, 2000, and the president, since September, 2001, of Trivello Ventures Inc., (previously known as Solaia Ventures Inc.) a public company listed on the Canadian Venture Exchange whose primary business is oil and gas exploration. Trivello Ventures Inc. was previously named Solaia Ventures Inc. A name change from Solaia Ventures Inc. to Trivello Ventures Inc. was effected on January 22, 2003. Mr. Arndt O. Roehlig owns 220,000 common shares and 260,000 warrants of Trivello Ventures Inc. He has been a director, since September, 2002, of RET Internet Services Inc., a public company listed on the Canadian Venture Exchange whose primary business is an internet based real estate directory. Mr. Arndt O. Roehlig does not maintain any ownership position in RET Internet Services Inc. None of the companies in which Mr. Arndt O. Roehlig has been involved are, or were considered to be, blank check companies, as this term is defined by Rule 419 of Regulation C, Securities
Act of 1933. Mr. Arndt O. Roehlig has operated recreational boats for more than fifteen years in the Vancouver region. He currently devotes approximately 10 hours per week to Northwest Passage Ventures Ltd. and will devote additional time as required.

     As of the date of this prospectus, the Company has not appointed an audit committee nor have they appointed an audit committee financial expert.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                         AND MANAGEMENT

The term "beneficial owner" refers to both the power of investment, i.e., the right to buy and sell, and rights of ownership, i.e., the right to receive distributions from the Company and proceeds from sales of the shares. As these rights or shares may be held by more than one person, each person who has a beneficial ownership interest in shares is deemed to be the beneficial owners of the same shares because there is shared power of investment or shared rights of ownership.

                              Amount of
                              Beneficial     % of Shares         % of Shares
Name and Address              Ownership (1)  Before Offering     After Offering
(2)

Axel G. Roehlig (3)           2,000,000           50%                 33.335%
509-207 West Hastings Street
Vancouver, British Columbia
V6B 1H7

Arndt O. Roehlig (3)          2,000,000           50%                 33.335%
509-207 West Hastings Street
Vancouver, British Columbia
V6B 1H7

All officers and directors    4,000,000           100%                66.67%
as a group (2 persons)

          TOTAL:              4,000,000           100%                66.67%

     (1) Security ownership of both of the beneficial owners was determined on February 27, 2004.
     (2)  Assumes that 2,000,000 shares are sold in this offering.
     (3)  Axel G. Roehlig and Arndt O. Roehlig are brothers of each other.

                 DESCRIPTION OF THE SECURITIES

     Description of Common Stock. We are currently authorized to issue 100,000,000 shares of $0.0001 par value common stock. All shares when issued, will be fully paid and non-assessable. All shares are equal to each other with respect to liquidation and dividend rights. Holders of voting shares are entitled to one vote for each share that they own at any shareholders' meeting.

     Holders of shares of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available. Upon liquidation, holders of shares of common stock are entitled to participate pro-rata in a distribution of assets available for such distribution to shareholders. There are no conversion, pre-emptive, or other subscription rights or privileges with respect to any shares.

     Reference is made to our Articles of Incorporation and Bylaws for a more complete description of the rights and liabilities of holders of common stock. Our shares do not have cumulative voting rights: this means that the holders of more the 50% of the shares voting for each election of directors may elect all of the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than 50% will not be able to elect any directors.

     Following completion of this offering, we will not be required to provide you with an annual report and we will not voluntarily send an annual report to you. We will be required to file reports with the Securities and Exchange Commission under section 15(d) of the Securities Act. The reports will be filed electronically. The common reports that we will be required to file are known as Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at their Public Reference Room at 450 Fifth Street, N.W., Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov. that contains reports, proxy and information statements, and will contain copies of the reports that we file electronically.

     Transfer Agent. Pacific Stock Transfer Company, 500 East Warm Springs Road, Suite 240, Las Vegas, Nevada, 89119, Telephone (702) 361-3033, will act as the transfer agent and registrar for our outstanding securities upon completion of this offering.

             INTEREST OF NAMED EXPERTS AND COUNSEL

     None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of Northwest Passage Ventures Ltd.

     Legal Matters. Certain legal matters will be passed upon for us by Kenneth H. Finkelstein, Attorney At Law, 2200-1420 Fifth Avenue, Seattle, Washington, 98101.

     Accounting Matters. The financial statements included in this prospectus have been audited by Madsen & Associates, CPA's Inc., located in Murray, Utah, as set forth in their report, and are included herein in reliance upon the authority of the stated firm as experts in accounting and auditing in rendering such reports.

      DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                 FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the Act") may be permitted to directors, officers, and controlling persons for the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that any claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


            ORGANIZATION WITHIN THE LAST FIVE YEARS

     We are a start-up company and have no operating history. We anticipate making all arrangements necessary to commence operations as soon as practicable once funds from this offering are made available.

                    DESCRIPTION OF BUSINESS

COMPANY HISTORY

     Northwest Passage Ventures Ltd. was formed as a Nevada State corporation on August 22, 2003.

Our principal executive office is located at 509-207 West Hastings Street, Vancouver, BC, V6B 1H7, Canada, telephone (604) 687-3113. Our website is located at 'http://www.nwpassageventures.com'. Our website is not currently active. However, our website is currently under construction and we anticipate completion of our website within 30 days of the date of this prospectus, being February 27, 2004.

Our Strategy

     We intend to establish a marine adventure tourism business providing luxury charter boating excursions throughout the Pacific Northwest, primarily in and around Vancouver and the Gulf Islands, British Columbia, Canada. Our business will provide the following services.

     Customized luxury charter boating services; and On board food and beverage catered from local restaurants.

Overview

     The Company is a development stage company that has not yet commenced operations nor generated any revenue. However, the Company intends to execute its business plan as set forth in this section,

Description of Business, and more specifically on page 24, Plan of Operations. It is not the Companys intention to engage in a merger or acquisition with an unidentified company or companies, or other entity or person nor to enter into a business combination within the next 12 months. Thus, despite being a company that is issuing penny stock, we do not fall within the definition of a blank-check company as that term is defined in Section (a)(2) of Rule
419, Securities Act of 1933. Briefly, a blank check company is defined as a company that (i) is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and (ii) is issuing penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

     Axel G. Roehlig, our president, chief financial officer, and director
(see page 17), and Arndt O. Roehlig (see page 17), our secretary, treasurer, and director, both are certified marine boating operators. Each of them have more than 15 years boating, yachting, and navigational experience in and around Vancouver and the Gulf Islands, British Columbia, regions. Together, they are co-owners of a 34-foot Sunseeker Super Hawk boat (the Vessel) that is capable of maximum cruising speeds of 30 to 35 knots. Up to 9 passengers may be aboard the Vessel at any one time. The Vessel is equipped with kitchen facilities that allows for on board catering. Messrs. Axel G. Roehlig and Arndt O. Roehlig intend to lease the Vessel to the Company for a nominal fee (see page 24).
With tourism services making a significant contribution to the economy of the Vancouver region; Vancouver being a city that attracts tourists from many different countries; and with an affluent local community, the Company believes that there will be strong demand for its services. These services will include standard half-day and full-day excursions throughout the Vancouver area and the Gulf Islands. Alternatively, the Company may arrange for customized services such as overnight stays at one of the Gulf Islands. Initially, it is intended that both Messrs. Axel G. Roehlig and Arndt O. Roehlig both will share responsibility for all Company matters such as administration, marketing, accounting, interacting with customers and driving the Vessel. Once sufficient revenue is generated through our business or through rasing additional capital, we expect to lease additional boats which will allow us to increase our capacity and thus generate higher revenue. The Company expects to generate revenue through its excursion services, on board catering, and sales of advertising space on its website (see page 23).

Provision of Services

     We intend to offer the following services:

     Half-Day Excursion: Customers may choose from several different
4 hour excursions. Customers may choose to visit Howe Sound, Indian Arm, Sechelt, and/or the Fraser River. On board catering will be offered. Alternatively, customers may choose to visit a local restaurant. Customers may remain in the Vessel during the entire excursion or may choose to venture on land at one or more of the inlets, bays, or beaches visited. Upon request, we will accompany the customer on land and suggest interesting places to visit.

     Full-Day Excursion: Customers may choose from several different
8 hour excursions. Customers may choose to visit Vancouver Island, Salt Spring Island, Galiano Island, Pender Island, and/or Pitt Lake.
On board catering will be offered. Alternatively, customers may choose to visit a local restaurant. Customers may remain in the Vessel during the entire excursion or may choose to venture on land at one or more of the inlets, bays, or beaches visited. Upon request, we will accompany the customer on land and suggest interesting places to visit.

     Custom Excursion: We will arrange overnight excursions to any one of the Gulf Islands upon request. In addition to arranging for travel on the Vessel and arranging for food and beverages, we will coordinate overnight accommodation, restaurants, and recreational activities. If scheduling allows, we will also offer excursions of less than 4 hours.

Target Market

     Our target market includes visitors and local residents in the Vancouver region. Specifically:

          Individual/Family tourists in the Vancouver region;
          Tour groups; and
          Local Vancouver area residents.

     Individuals in our target market will be searching for a high end outdoor adventure activity that allows them to experience the abundance of nature found in the Pacific Northwest. Potential customers will want us to take care of all details related to their excursion such as: scheduling the excursion; determining what locations to visit; length of time spent at each location; planning activities at each location; and providing for food and beverages. We do not need to pursue nor satisfy any special licensing or regulatory requirements before establishing or delivering our intended services other than requisite business licenses. Both Messrs. Axel G. Roehlig and Arndt O. Roehlig currently hold valid certified marine boating operator licenses.

Marketing

     The Company's business will be substantially dependent on tourists and the tourism and hospitality industry. As a result, the Company intends to establish strategic relationships with certain providers of travel related products and services including: four and five star hotels and resorts, car rental agencies, airlines, restaurants, travel agents, and executive corporate planners. The Company expects to publish printed materials that will be freely distributed by these providers of travel related products and services. A negotiated commission will be paid to these providers for any business generated. We may place advertisements in industry trade publications for the purpose of furthering awareness of our Company and services offered. We anticipate providing excellent customer satisfaction and expect this to contribute to repeat business and increased awareness of our Company through word of mouth. All of our printed promotional material will make mention of our website. Our website will describe our Company and promote our services. We intend to obtain preferential listings by utilizing search engines that accept payment for a preferred listing. We will consider providing links on our website to other travel/tourism/boating related websites.
In exchange, the other travel/tourism/boating related websites would show a link to our website. We may pay for advertisements of our services on other travel/tourism/boating related websites that have a strong record of substantial traffic. We will also consider accepting advertisements from other travel/tourism/boating related companies.

Potential Revenue Streams

     We intend to target three potential revenue streams in the operation of our business:

     Charter boating excursion services. Prices would be set according to which excursion is chosen. Fuel cost would be factored into the price.
     On board catering. Food and beverages would be marked up from cost. Advertising sales on our website.

Technology and Systems

     As of the date of this prospectus, February 27, 2004, we have retained the services of a website development and maintenance organization. This organization will be responsible for developing and maintaining our websites and implementing appropriate software and technologies. Where possible, we will purchase or lease commercially available licensed technologies since this would be more cost effective than developing our own technologies. It is intended that our systems will have capacity expansion capabilities to support future growth.

Commencing Operations

     As of the date of this prospectus, February 27, 2004, we have not entered into any agreements with any third parties who may be involved in the operation of our business. We are not likely to pursue any business relationships with third parties until after the expiration of this offering. To be clear, such business relationships would not include a business combination. We do not intend to seek a business combination within the next 12 months.

Competition

     Competition in charter boating services is competitive. Many of our competitors have certain advantages over us owing to factors including: greater financial resources, longer operating histories, stronger name recognition, more vessels available for customers, and superior marketing resources. We may not be able to compete successfully against these competitors in selling our services. Competitive pressures may also force down prices for our services and such price reductions would likely reduce our revenues. We cannot guarantee that we will succeed in marketing our services or generating revenues. In the event that we commence operations, we will compete directly with other companies that have developed similar business operations and who market and provide their services to our target clientele. This competition could negatively affect our ability to secure and maintain clientele. An inability to secure and/or maintain clientele would negatively affect our ability to generate revenue. To compete successfully, we intend to rely upon our officers/directors to effectively market and deliver our services.

Employees

     Mr. Axel G. Roehlig and Mr. Arndt O. Roehlig both are currently working approximately 10 hours per week on behalf of the Company.
As required, Mr. Axel G. Roehlig and Mr. Arndt O. Roehlig will devote additional time. Currently, we do not have any part time nor full time employees and Messrs. Axel G.

Roehlig and Arndt O. Roehlig do not have employment agreements with us. We expect that additional personnel will be hired as demand for our services increases. We anticipate needing to hire up to four individuals within the next twelve months, including one secretary/receptionist, one accountant/bookkeeper, one marketing assistant, and one certified marine boat operator.

                       PLAN OF OPERATIONS

     Our plan of operations for the next twelve months is to raise funds through this offering. A principal use of the offering proceeds will be to provide working capital required upon commencement of operations until such time as sufficient revenues are generated to cover operating expenses. These funds will also be applied towards payment of start up expenses. Upon completion of this offering and within the twelve (12) month period thereafter, we expect that proceeds raised from this offering will be our only source of funding. We expect that funds raised from this offering will pay for anticipated expenses within the time period stated herebove. Assuming that we raise the maximum proceeds from this offering, we anticipate incurring the following expenses (see page 10, 'Forward-Looking Statements'):
Boat lease ($100); life jackets, flares, paddles, compass, fire extinguishers, first aid kit ($2,000); fuel ($8,000); mooring costs ($5,000); employee compensation ($50,000); auditor ($7,500);
legal ($20,000); transfer agent ($2,500); insurance ($1500 - includes office premises and boat); administration/general ($7,442); utilities ($1,000); cell phones ($1,500 - includes the initial cost and monthly fees for phones for each of our two officers); marketing ($50,000); and website development and maintenance ($12,000).

    It is anticipated that our operations will commence in April, 2004. Note, however, that the commencement date of operations is dependent upon the date that we complete our offering since proceeds raised from this offering will be our only source of funding at the outset of our operations. Thus, should the closing of our offering be delayed past April, 2004, then our operations would not commence until a later date. Assuming that our plans are implemented successfully, we would expect that revenues will be generated within 90 days after the date that we commence operations. However, as we have not yet commenced active business operations, we have not achieved any of our business objectives nor have we generated any revenue and there is no guarantee that we will be successful in generating revenue. Our business objectives include:

     Within 30 days of the date of this prospectus, being February 27, 2004, arranging for our website to be operational. We expect the set up cost to be approximately $11,100 with approximate monthly maintenance costs of $75. The cost would be financed from the net proceeds raised in our offering. The costs would be paid to the website production company that undertakes the work on our behalf. Both of our officers will work with the website production company for the purpose of creating a website that properly reflects our business. We will arrange for software to be installed on one or more of our personal computers that allows us to access our website for the purpose of making changes to the website. The cost of this software will be included in the set up fee;

     Within 90 days of completion of this offering, we expect to complete publication and distribution of our initial marketing material and arrange for website listings (see page 22). Not all funds allocated to marketing would be consumed by our initial marketing material. We expect to produce and distribute subsequent marketing material. The cost would be financed from the net proceeds raised in our offering.

     For the purpose of commencing active business operations as soon as practically possible, we have undertaken several planning stage and preliminary activities. These activities include, (a) within one (1) month of completion of this offering, a lease agreement will be signed between Messrs. Axel G. Roehlig, Arndt O. Roehlig and the Company, in which the Vessel will be leased by Messrs. Axel G.
Roehlig, Arndt O. Roehlig to the Company at an annual fee of $100, this cost being paid by the proceeds raised from this offering; (b) within three (3) months of completion of this offering, implementing necessary electronic infrastructure to support our website and completing construction of our website. To accomplish this, as of the date of this offering, February 27, 2004, we have hired a website production company whose services will be paid for with the proceeds raised from this offering; (c) hiring and training employees within twelve (12) months of completion of this offering. Specifically, we anticipate hiring one secretary/receptionist at a monthly cost of approximately $1000, one accountant/bookkeeper at a monthly cost of approximately $1000, one marketing assistant at a monthly cost of approximately $1250; one certified marine boat operator at a monthly cost of approximately $917; and, (d) within three (3) months of completion of this offering, we intend to have our officers draft and implement our marketing plan (see page 22, hereabove).

     Since we are in the initial stages of developing our business, there is no assurance that there will be sufficient demand for our services to allow us to operate profitably. Our auditors have included a paragraph in their opinion indicating that our net losses and deficits raise substantial doubt about our ability to continue as a going concern. The Company acknowledges this opinion and the fact that, as of the date of this offering, we do not have sufficient working capital necessary to be successful and to service our debt. Consequently, substantial doubt is raised concerning our ability to continue as a going concern. Company management acknowledges that continuation of the Company as a going concern is dependent upon obtaining additional working capital. If we are not successful at creating demand for our services, then it is not likely that we will generate sufficient revenues from services to operate profitably. We expect to address the concerns raised by our auditor by: generating revenue through the provision of charter boating services; mark up of on board catering costs; and we may generate revenue through sales of advertising on our website. We do not, however, anticipate advertising sales to generate significant revenue and it is possible that no advertising revenue will be generated. We expect that the primary economic driver of our business model will be fees generated from the provision of charter boating services.  If we are not successful in creating demand for our services, then we are not likely to generate profit.

     The period of time during which we may be able to satisfy our cash requirements depends on the net proceeds raised in our offering (see page 11, Use of Proceeds). Note that we cannot, and do not, guarantee that our cash requirements will be satisfied during the stated time periods. Should our cash requirements exceed our net proceeds during the subject time period, then we will have to raise additional funds in order to continue operation of our business. Thus, it is possible that we will need to raise additional funds during the next twelve months otherwise our business may fail.

     Assuming that the maximum of 2,000,000 shares are sold, we anticipate that the resulting net proceeds of $154,042 may satisfy our funding requirements for approximately 10 to 12 months. These proceeds would allow us to cover the cost of our equipment
($2,000 - see page 24, hereabove), marketing ($50,000 - see page 24, hereabove), website development ($12,000 - see page 24, hereabove) a and working capital ($90,042 - see page 24, hereabove). Assuming that 1,500,000 shares are sold, we anticipate that the resulting net proceeds of $109,042 may satisfy our funding requirements for approximately 8 to 10 months. Except for website development, ($12,000 expenditure) and equipment ($2,000 expenditure), these proceeds would cause us to reduce our expenditures as follows: marketing ($40,000), and working capital ($55,042).

     Assuming that 1,000,000 shares are sold, we anticipate that the resulting net proceeds of $64,042 may satisfy our funding requirements for approximately 6 to 8 months. Except for equipment ($2,000 expenditure), these proceeds would cause us to reduce our expenditures as follows: marketing ($25,500), website development ($8,000) and working capital ($29,042). Assuming that 500,000 shares are sold, we anticipate that the resulting net proceeds of $19,042 may satisfy our funding requirements for approximately 4 to 6 months. Except for equipment
($2,000 expenditure), these proceeds would cause us to reduce our expenditures as follows: marketing ($8,000), website development
($2,000) and working capital ($7,042).

                     DESCRIPTION OF PROPERTY

     Our principal office is located at Suite 509, 207 West
Hastings Street, Vancouver, BC, V6B 1H7, Canada. We lease our office under a one year verbal, not written, lease agreement with Trivello Ventures, Inc. that expires August, 2004. Both directors of the Company are also directors of Trivello Ventures, Inc. (see page 17) Our monthly rental payment is $-0-.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have issued shares to the following officers, directors, promoters, and beneficial owners of more than 5% of our outstanding securities.

                  Number    Consideration  Relationship to      Date of
Name              of Shares Given          the Company          Issuance

Axel G. Roehlig   2,000,000 $200        President/Director/     08/22/2003
                                        Chief Financial Officer

Arndt O. Roehlig  2,000,000 $200        Secretary/Treasurer/    08/22/2003
                                        Director

    MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Currently, our securities are not traded publicly. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of shares may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resales, i.e., if and when our common stock is listed on the Over-The-Counter-Bulletin Board (OTCBB); should a listing be obtained, purchasers may sell their shares via trading on the OTCBB assuming there are other individuals who wish to buy the purchasers shares. Furthermore, the shares are not marginable and it is not likely that a lending institution would accept our common stock as collateral for a loan.

     Pursuant to this registration statement, we propose to publicly offer up to a total of 2,000,000 shares of common stock on a best efforts, no minimum, 2,000,000 shares maximum, basis. To date, none of our outstanding shares of common stock are subject to outstanding options, warrants to purchase, or securities convertible into common stock. We have not agreed to register shares of common stock held by existing security holders for resale. We currently have 2 shareholders.

These shareholders are Messrs. Axel G. Roehlig and Arndt O. Roehlig.
All of the shares issued to Messrs. Axel G. Roehlig and Arndt O. Roehlig, meaning a total of 4,000,000 common shares, are restricted securities as defined by Rule 144 of the Securities Act. This means that the common stock is eligible for sale subject to volume limitations, timing and manner of sale restrictions, and filing of notice requirements. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of: (a) One per cent of the number of shares of the company's common stock then outstanding which, in our case, will equal 40,000 shares as of the date of this prospectus (however, the shares held by Messrs. Axel G. Roehlig and Arndt O. Roehlig were issued on August 22, 2003, thus any sales could not take place until after August 22,
2004); or (b) the average weekly trading volume of the companys common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale. Under Rule 144(k), a person who is not one of the companys affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

                     EXECUTIVE COMPENSATION

     To date we have no employees other than our officers. Neither our officers nor directors have been paid any compensation. We currently have no formal employment agreements or other contractual arrangements with our officers, directors, nor anyone else regarding the commitment of time or the payment of salaries or other compensation. None of the proceeds raised from this offering will be used to pay a salary to our officers or directors.

                      FINANCIAL STATEMENTS

             {THIS SPACE INTENTIONALLY LEFT BLANK}

MADSEN & ASSOCIATES, CPA'S INC.
684 East Vine St #3
Murray, Utah 84107
Certified Public Accountants and
Business Consultants
                                     Telephone 801-268-2632
                                     Fax 801-262-3978




Board of Directors
Northwest Passage Ventures Ltd.
Vancouver, BC, Canada

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have audited the accompanying balance sheet of Northwest Passage Ventures Ltd. (development stage company) at January 31, 2004, and the statements of operations, stockholders' equity, and cash flows for the period August 22, 2003
(date of inception) to January 31, 2004. These financial statements are the responsibility of the Company's management.
Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audits in accordance with auditing standards generally accepted in the United
States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the over all financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Northwest Passage Ventures Ltd. at January 31, 2004 and the results of operations, and cash flows for the period August 22, 2003 (date of inception) to January 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital to service its debt and for any planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Murray, Utah
February 19, 2004
                               s/Madsen & Associates, CPA's Inc.

                NORTHWEST PASSAGE VENTURES LTD.
                  (Development Stage Company)
                         BALANCE SHEETS
                       January 31, 2004



ASSETS
CURRENT ASSETS

     Cash                                         $   333

         Total Current Assets                     $   333


LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES

     Account payable-related party                    958

        Total Current Liabilities                 $   958

STOCKHOLDERS' DEFICIENCY

     Common stock
          100,000,000 shares authorized at
          $0.0001 par value; 4,000,000 shares
          issued and outstanding                      400
     Deficit accumulated during the development
      stage                                          (1,025)

        Total Stockholders' Deficiency               (625)

                                                 $    333



The accompanying notes are an integral part of these financial statements.

                NORTHWEST PASSAGE VENTURES LTD.
                  (Development Stage Company)
                    STATEMENT OF OPERATIONS
For Period August 22, 2003, (date of inception) to January 31, 2004




REVENUES                                      $     -

EXPENSES                                         1,025

NET LOSS                                      $ (1,025)



NET LOSS PER COMMON SHARE

     Basic                                    $     -



AVERAGE OUTSTANDING
  SHARES

     Basic                                    4,000,000




The accompanying notes are an integral part of these financial statements.

                NORTHWEST PASSAGE VENTURES LTD.
                  (Development Stage Company)
          STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
For Period August 22, 2003, (date of inception) to January 31, 2004

                                             Capital in
                             Common Stock    Excess of    Accumulated
                         Shares      Amount  Par Value    Deficit

Balance August 22, 2003     -        $ -     $   -        $   -
(date of inception)

Issuance of common stock
for cash at $0.0001,
August 22, 2003         4,000,000     400        -            -

Net operating loss for
the period August 22,
2003 to January 31,
2004                        -          -         -         (1,025)

Balance January 31,
2004                    4,000,000   $ 400        -        $(1,025)



The accompanying notes are an integral part of these financial statements.

                NORTHWEST PASSAGE VENTURES LTD.
                  (Development Stage Company)
                    STATEMENT OF CASH FLOWS
For Period August 22, 2003, (date of inception) to January 31, 2004


CASH FLOWS FROM
 OPERATING ACTIVITIES

Net Loss                                              $   (1,025)

Adjustments to reconcile net loss to
    net cash provided by operating
    activities:

          Net Change in Cash from Operations              (1,025)

CASH FLOWS FROM INVESTING
    ACTIVITIES                                                 -

CASH FLOWS FROM FINANCING
    ACTIVITIES

     Proceeds from issuance of common capital stock          400
     Proceeds from loan                                      958

Increase (Decrease) in Cash                                  333

Cash at Beginning of Period                                   -

Cash at End of Period                                       $333



The accompanying notes are an integral part of these financial statements.

                NORTHWEST PASSAGE VENTURES LTD.
                  (Development Stage Company)
                 NOTES TO FINANCIAL STATEMENTS
                        January 31, 2004

1.  ORGANIZATION

The Company was incorporated under the laws of the State of Nevada on August 22, 2003, with authorized common stock of 100,000,000 shares at a par value of $.0001. The Company was organized for the purpose of establishing a marine adventure tourism business providing luxury excursions throughout the Pacific Northwest, primarily in and around Vancouver and the Gulf Islands, British Columbia, Canada.

The Company is in the development stage and has elected June 30 as its fiscal year.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Earnings (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income
(loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Statement of Cash Flows

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

                NORTHWEST PASSAGE VENTURES LTD.
                  (Development Stage Company)
           NOTES TO FINANCIAL STATEMENTS (Continued)
                        January 31, 2004

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recorded when it is more likely than not that such benefits will not be realized.

On January 31, 2004, the Company had net operating losses available for carry forward of $1,025. The tax benefit of approximately $300 from the carry forwards have been fully offset by a valuation reserve because the use of the future tax benefit is undeterminable since the Company has no operations. The loss carryover will expire in 2024.

Financial Instruments

The carrying amounts of financial instruments, including cash and accounts payable, are considered by management to be their estimated fair values.

Financial and Concentration Risks

The Company does not have any concentration or related financial credit risk.

Revenue Recognition

Revenue is recognized on the sale and delivery of a product or the completion of a service provided.

Advertising and Market Development

The Company expenses advertising and market development costs as incurred.

Offering Costs

Costs directly attributable to any proposed or actual offering of securities will be charged against the gross proceeds of the offering, however, costs of an aborted offering will be expensed. At the date of this report no offering costs had been incurred.

                NORTHWEST PASSAGE VENTURES LTD.
                  (Development Stage Company)
           NOTES TO FINANCIAL STATEMENTS (Continued)
                        January 31, 2004

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3.  SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

Officers-directors have acquired all of the outstanding capital stock and have made, no interest, demand, loans to the Company of $958.

4. GOING CONCERN

The Company does not have the working capital necessary to be successful in its effort and to service its debt. This raises substantial doubt about its ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional loans from officers and equity funding which will enable the Company to operate for the coming year.

5. MANAGEMENT DISCLOSURE

The accompanying balance sheet of Northwest Passage Ventures Ltd.
(development stage company) at January 31, 2004, and the related statements of operations for the six months ended January 31, 2004, have been prepared by the Company's management in conformity with accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and all such adjustments are of a normal and recurring nature.

Operating results for the period ended January 31, 2004, are not necessarily indicative of the results that can be expected for the year ending June 30, 2004.

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
             ON ACCOUNTING AND FINANCIAL DISCLOSURE
None.


PART II:  INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

     (a) Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

          1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

          2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

           3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

          4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

               (a)  By the stockholders;

               (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

               (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

               (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

          5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

          6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

               (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

               (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

          7. The registrant's Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Nevada Business Corporation Act.


          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated costs and expenses we will pay in connection with the offering described in this registration statement:

                                                       Amount

SEC Registration fee (1)                          $     16.18
Blue Sky fees and expenses                        $  2,500.00
Printing and shipping expenses                    $  2,000.00
Accounting fees and expenses                      $  4,000.00
Legal Fees (1)                                    $ 15,000.00
Transfer and Miscellaneous expenses               $  1,484.00

     Total:                                       $ 25,000.00

(1)  All expenses, except SEC registration fee and legal fees, are estimated.

            RECENT SALES OF UNREGISTERED SECURITIES

     On August 22, 2003, 2,000,000 restricted common shares were issued to our President, Chief Financial Officer, and Director, Axel G. Roehlig, in exchange for consideration of $200. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

     On August 22, 2003, 2,000,000 restricted common shares were issued to our Secretary, Treasurer, and Director, Arndt O. Roehlig, in exchange for consideration of $200. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

                         EXHIBIT INDEX

SEC
Reference Exhibit no.    Document                 Location

3         3.01           Articles of Incorporation  Attached

3         3.02           By-Laws                    Attached

5         5.01           Opinion on Legality        Filed

23        23.01          Consent of Auditor         Filed

23        23.02          Consent of Counsel         Attached to
                                                    Exhibit 5.01

99        99.01          Specimen Subscription
                         Agreement                  Attached

                          UNDERTAKINGS

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registration hereby undertakes to file with the Securities and Exchange
Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to its Articles of Incorporation or provisions of the Nevada Business Corporations Act, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

We hereby undertake to:

(1) File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

     (a) Include any prospectus required by section 10(a)(3) of the Securities Act;

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     (b) Reflect in the prospectus any facts or events which,
individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (c) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

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
                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2/A Registration Statement to be signed on its behalf by the undersigned on February 27, 2004.


                                   Northwest Passage Ventures Ltd.



                                   By:  /s/ Axel G. Roehlig
                                   Axel G. Roehlig
                                   President, Chief Financial Officer,
                                   Principal Accounting Officer, and a
                                   member of the Board of Directors


                                   By:  /s/ Arndt O. Roehlig
                                   Arndt O. Roehlig
                                   Secretary, Treasurer, and a member
                                   of the Board of Directors




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